Report of Independent Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of DWS State Tax-Free
Income Series
In planning and performing our audits of the financial statements of DWS California Tax-
Free Income Fund and DWS New York Tax-
Free Income Fund (each a series of DWS State
Tax-Free Income Series) (collectively, the
Company), as of and for the year ended August
31, 2012, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Company's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Company is
responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Company's internal
control over financial reporting was for the
limited purpose described in the first paragraph
and would not necessarily disclose all
deficiencies in internal control that might be
material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States). However, we
noted no deficiencies in the Company's internal
control over financial reporting and its
operation, including controls over safeguarding
securities, which we consider to be a material
weakness as defined above as of August 31,
2012.
This report is intended solely for the information
and use of management and the Board of
Trustees of DWS State Tax-Free Income Series
and the Securities and Exchange Commission
and is not intended to be and should not be
used by anyone other than these specified
parties.
/s/

Ernst & Young

Boston, Massachusetts
October 25, 2012